Exhibit 10.1

WRITTEN CONSENT OF THE BOARD OF DIRECTORS

OF

Agritek Holdings, Inc.

(Redemption of Common Stock; Sale of FSB)

April 21, 2021

The undersigned, being the sole member of the Board of Directors (the “Board”) of Agritek Holdings, Inc., a Delaware corporation (the “Corporation”) does hereby consent that when the undersigned has executed this Written Consent of the Board (this “Consent), the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted at a formal meeting of the Board at a meeting duly called and held for purposes of acting upon proposals to adopt such resolutions.

WHEREAS, pursuant to a Share Exchange Agreement, dated as of March 9, 2020 (the “Exchange Agreement”), the Corporation acquired from Isa P. Friedman (“Ms. Friedman”) all of the issued and outstanding common shares of Full Spectrum Biosciences, Inc., a Colorado corporation (“FSB”), in exchange for the issuance by the Corporation to Ms. Friedman of 10,000,000 shares of common stock, par value $0.001 per share, of the Corporation (the “Common Stock”). The certificate for 10,000,000 shares of restricted common stock intended to be issued to Ms. Friedman upon the completion and final approval of the acquisition, was issued in error to Full Spectrum Biosciences Inc. The transaction was noted in section 1.3 of the Redemption Agreement attached hereto stating:

“1.3 The Parties acknowledge and agree that, pursuant to the Exchange Agreement, the 10,000,000 shares of Agritek Common Stock to be issued at the closing of the transactions therein was intended to be issued to Ms. Friedman as the sole shareholder of FSB, but that such shares may have been issued to FSB in error, and, to the extent legally permissible, such shares shall be deemed held by Ms. Friedman.”

WHEREAS, the Corporation and Ms. Friedman now desire to reverse the transactions as set forth in the Exchange Agreement, which have closed prior to the date hereof;

WHEREAS, in connection therewith, the Board deems it advisable and generally in the best interests of the Corporation to enter into a Stock Redemption and Sale Agreement with Ms. Friedman, in the form as attached hereto as Exhibit A (the “Agreement”), pursuant to which (i) the Corporation shall redeem and acquire from Ms. Friedman the 10,000,000 shares of Common Stock held by Ms. Friedman for total consideration payable to Ms. Friedman of $10.00 (the “Redemption”); and (ii) the Corporation shall sell to Ms. Friedman the 1500 shares of FSB held by the Corporation for total consideration payable to the Corporation of $10.00 (the “Sale” and, together with the Redemption and the other transactions as contemplated by the Agreement, the “Transactions”); and

WHEREAS, the Board has reviewed the Agreement and the terms and conditions of the Agreement and the terms and conditions of the Transactions, and has determined that the Agreement and the Transactions are in best interests of the Corporation and its stockholders, and fair and reasonable to the Corporation;

NOW THEREFORE, BE IT RESOLVED, that the Transactions are each hereby deemed to be in the best interests of the Corporation and its stockholders, and to be fair and reasonable to the Corporation, and the Agreement and the Transactions are hereby authorized, approved and ratified; and be it

FURTHER RESOLVED, that the form, terms and conditions of the Agreement are each hereby authorized, approved and ratified, with such changes thereto as the officers of the Corporation shall deem necessary in their discretion, and the officers of the Corporation be, and hereby are, authorized and directed to execute the Agreement and to consummate the transactions contemplated therein; and be it

FURTHER RESOLVED, that upon such Redemption, the redeemed shares of Common Stock shall constitute authorized but unissued shares of Common Stock; and be it

FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, in accordance with the foregoing resolutions, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver, or cause to be prepared, executed and delivered, any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws, and to take all other actions that he or she deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the purposes of the foregoing resolutions and to permit the transactions contemplated thereby to be lawfully consummated, and any such action taken or any agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same; and be it

FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the transactions contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and be it

FURTHER RESOLVED, that the Board hereby adopts, as if expressly set forth herein, the form of any and all resolutions required by any authority to be filed in connection with any applications, reports, filings, consents to service of process, powers of attorney, covenants and other papers, instruments and documents relating to the matters contemplated by the foregoing resolutions if (i) in the opinion of a proper officer of the Corporation executing the same, the adoption of such resolutions is necessary or advisable, and (ii) the secretary or an assistant secretary of the Corporation evidences such adoption by inserting with the minutes of the meeting at which these resolutions were adopted copies of such resolutions, which will thereupon be deemed to be adopted by the Board with the same force and effect as if originally set forth herein.

[Signature appears on following page]

IN WITNESS WHEREOF, the undersigned has executed this Consent as of the date first written above.

B. Michael Friedman

Exhibit A

Stock Redemption and Sale Agreement

(Attached)

Stock Redemption and Sale Agreement

Dated as of April 23, 2021

This Stock Redemption and Sale Agreement (this “Agreement”), dated as of the date first set forth above (the “Closing Date”), is entered into by and between Agritek Holdings, Inc., a Delaware corporation (“Agritek”) and Isa Friedman (“Ms. Friedman”). Agritek and Ms. Friedman may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Ms. Friedman is a shareholder of Agritek, being the intended holder and owner of 10,000,000 shares of common stock, par value $0.0001 per share, of Agritek (the “Agritek Common Stock”);

WHEREAS, Agritek is the sole shareholder of Full Spectrum Biosciences, Inc., a Colorado corporation (“FSB”), being the holder and owner of 1,500 common shares of FSB (the “FSB Common Stock”); and

WHEREAS, Agritek acquired the FSB Common Stock from Ms. Friedman, and Ms. Friedman was issued the shares of Agritek Common Stock, in each case pursuant to the closing of the transactions as set forth in that certain Share Exchange Agreement dated as of March 9, 2020 (the “Exchange Agreement”);

WHEREAS, the Parties now desire to reverse the transactions as set forth in the Exchange Agreement, which have closed prior to the Closing Date;

WHEREAS, pursuant to the terms and conditions of this Agreement, Ms. Friedman desires to sell, and Agritek desires to purchase, all of Ms. Friedman’s rights, title, and interest in and to all 10,000,000 shares of Agritek Common Stock held by Ms. Friedman (the “Agritek Shares”) as further described herein; and

WHEREAS, pursuant to the terms and conditions of this Agreement, Agritek desires to sell, and Ms. Friedman desires to purchase, all of the Agritek’s rights, title, and interest in and to all 1,500 shares of FSB Common Stock held by Agritek (the “FSB Shares”) as further described herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.              Redemption, Purchase and Sale.

1.1.	Subject to the terms and conditions of this Agreement, on the Closing Date, Ms. Friedman shall sell, assign, transfer, convey, and deliver to Agritek, and Agritek shall redeem, accept and purchase, the Agritek Shares and any and all rights in the Agritek Shares to which Ms. Friedman is entitled, and by doing so Ms. Friedman shall be deemed to have assigned all of Ms. Friedman’s rights, titles and interest in and to the Agritek Shares to Agritek. The Agritek Shares shall, upon the redemption and acquisition herein, constitute authorized and unissued shares of Agritek Common Stock.
1.2.	Subject to the terms and conditions of this Agreement, on the Closing Date, Agritek shall sell, assign, transfer, convey, and deliver to Ms. Friedman, and Ms. Friedman shall accept and purchase, the FSB Shares and any and all rights in the FSB Shares to which Agritek is entitled, and by doing so Agritek shall be deemed to have assigned all of Agritek’s rights, titles and interest in and to the FSB Shares to Ms. Friedman.
1.3.	The Parties acknowledge and agree that, pursuant to the Exchange Agreement, the 10,000,000 shares of Agritek Common Stock to be issued at the closing of the transactions therein was intended to be issued to Ms. Friedman as the sole shareholder of FSB, but that such shares may have been issued to FSB in error, and, to the extent legally permissible, such shares shall be deemed held by Ms. Friedman.

2.              Consideration.

2.1.	The consideration for the redemption and acquisition of the Agritek Shares by Agritek pursuant to Section 1.1 is the payment of $10.00 to Ms. Friedman (the “Agritek Consideration”) and the sale by Agritek to Ms. Friedman of the FSB Shares.
2.2.	The consideration for the acquisition of the FSB Shares by Ms. Friedman pursuant to Section 1.2 is the payment of $10.00 to Agritek (the “FSB Consideration”) and the sale by Ms. Friedman to Agritek of the Agritek Shares.

3.              Closing; Deliveries; Additional Actions.

3.1.	Closing. The redemption, purchase and sale of the Agritek Shares and the purchase and sale of the FSB Shares (the “Closing”) shall each be held on the Closing Date immediately following the execution of this Agreement.
3.2.	Deliveries at Closing.
3.2.1.	At the Closing, (i) Ms. Friedman shall deliver to Agritek the stock power as attached hereto as Exhibit A, duly executed by Ms. Friedman, and such other documents as may be required under applicable law or reasonably requested by Agritek in order to transfer the Agritek Shares to Agritek and any certificates for the Agritek Shares and (ii) Agritek shall deliver to Ms. Friedman the Agritek Consideration via check.
3.2.2.	At the Closing, (i) Agritek shall deliver to Ms. Friedman the stock power as attached hereto as Exhibit B, duly executed by an authorized officer of Agritek, and such other documents as may be required under applicable law or reasonably requested by Ms. Friedman in order to transfer the FSB Shares to Ms. Friedman, and (ii) Ms. Friedman shall deliver to Agritek the FSB Consideration via check. Agritek and Ms. Friedman acknowledge and agree that the FSB Shares are not certificated.
4.	Representations and Warranties of Ms. Friedman. Ms. Friedman represents and warrants to Agritek as set forth below.
4.1.	Right and Title to Agritek Shares. Ms. Friedman legally and beneficially owns the Agritek Shares and no other party has any rights therein or thereto. There are no liens or other encumbrances of any kind on the Agritek Shares and Ms. Friedman has the sole right to dispose of the Agritek Shares. There are no outstanding options, warrants or other similar agreements with respect to the Agritek Shares.
4.2.	Residence. Ms. Friedman is a natural person resident in the State of Florida.
4.3.	Due Authority; No Violation. Ms. Friedman has all requisite rights and authority or the capacity to execute, deliver and perform Ms. Friedman’s obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Ms. Friedman, and no other proceedings on the part of Ms. Friedman are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Ms. Friedman. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Ms. Friedman is a party may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Ms. Friedman or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) any order, judgment, arbitration award, or decree to which Ms. Friedman is a party or by which Ms. Friedman or any of Ms. Friedman’s assets or properties are bound.
4.4.	Approvals. No approval, authority, or consent of or filing by Ms. Friedman with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.
4.5.	Enforceability. This Agreement has been duly executed and delivered by Ms. Friedman and, assuming that this Agreement constitutes the legal, valid and binding obligation of Agritek, constitutes the legal, valid, and binding obligation of Ms. Friedman, enforceable against Ms. Friedman in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.
4.6.	Accredited Investor. Ms. Friedman is an “accredited investor” as defined in Rule 501 pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Ms. Friedman has the authority and is duly and legally qualified to purchase and own the FSB Shares. The information provided to Agritek by Ms. Friedman as to the status of Ms. Friedman is true and complete in all respects.
4.7.	Potential Loss of Investment. Ms. Friedman understands that an investment in the FSB Shares is a speculative investment which involves a high degree of risk and the potential loss of Ms. Friedman’s entire investment.
4.8.	Receipt of Information. Ms. Friedman has received all documents, records, books and other information pertaining to its investment that has been requested by Ms. Friedman. Ms. Friedman was afforded (i) the opportunity to ask such questions as Ms. Friedman deemed necessary of, and to receive answers from, representatives of the Company and FSB concerning the merits and risks of acquiring the FSB Shares; (ii) the right of access to information about FSB and its financial condition, results of operations, business, properties, management and prospects sufficient to enable Ms. Friedman to evaluate the FSB Shares; and (iii) the opportunity to obtain such additional information that the Company or FSB possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the FSB Shares.
4.9.	No Advertising. At no time was Ms. Friedman presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Ms. Friedman is not purchasing the FSB Shares as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the FSB Shares published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.
4.10.	Investment Purposes. Ms. Friedman is acquiring the FSB Shares for Ms. Friedman’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the FSB Shares that Ms. Friedman is acquiring herein. Further, Ms. Friedman does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the FSB Shares that Ms. Friedman is acquiring.
4.11.	Restricted Securities; Transfer or Re-sale. Ms. Friedman understands that (i) the sale or re-sale of the FSB Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the FSB Shares may not be transferred unless the FSB Shares are registered for resale or are sold or transferred pursuant to an applicable exemption from all applicable securities laws.
4.12.	No Public Market. Ms. Friedman understands that no public market now exists for the FSB Shares, and neither the Company nor FSB has made any assurances that a public market will ever exist for the FSB Shares.
4.13.	Investment Experience. Ms. Friedman, either alone or together with Ms. Friedman’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the FSB Shares, and has so evaluated the merits and risks of such investment. Ms. Friedman is able to bear the economic risk of an investment in the FSB Shares and, at the present time, is able to afford a complete loss of such investment.
4.14.	No Governmental Review. Ms. Friedman understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the FSB Shares or the suitability of the investment in the FSB Shares nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.
4.15.	Legends. Any legend required by the securities laws of any state to the extent such laws are applicable to the FSB Shares represented by the certificate so legended shall be included on any certificates representing the Shares.
4.16.	No Brokers. Ms. Friedman has not retained any broker or finder in connection with any of the transactions as contemplated herein, and has not incurred or agreed to pay, or taken any other action that would entitle any person or entity to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions as contemplated herein.
5.	Representations and Warranties of Agritek. Agritek represents and warrants to Ms. Friedman as set forth below.
5.1.	Right and Title to FSB Shares. Agritek legally and beneficially owns the FSB Shares and no other party has any rights therein or thereto. There are no liens or other encumbrances of any kind on the FSB Shares and Agritek has the sole right to dispose of the FSB Shares. There are no outstanding options, warrants or other similar agreements with respect to the FSB Shares.
5.2.	Organization and Standing. Agritek is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties Agritek owns or leases do not make licensing or qualification of Agritek as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.
5.3.	Due Authority; No Violation. Agritek has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Agritek, and no other proceedings on the part of Agritek are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Agritek. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Agritek is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Agritek or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Agritek’ organizational documents, or any order, judgment, arbitration award, or decree to which such Agritek is a party or by which it or any of its assets or properties are bound.
5.4.	Approvals. No approval, authority, or consent of or filing by Agritek with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.
5.5.	Enforceability. This Agreement has been duly executed and delivered by Agritek and, assuming that this Agreement constitutes the legal, valid and binding obligation of Ms. Friedman, constitutes the legal, valid, and binding obligation of Agritek, enforceable against Agritek in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.
5.6.	No Brokers. Agritek has not retained any broker or finder in connection with any of the transactions as contemplated herein, and has not incurred or agreed to pay, or taken any other action that would entitle any person or entity to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions as contemplated herein.
6.	Covenants and Agreements.
6.1.	Each of the Parties, as promptly as practicable, shall make, or cause to be made, all filings and submissions under laws applicable to it and its affiliates, as may be required for it to consummate the transactions contemplated hereby and shall use its commercially reasonable efforts to obtain, or cause to be obtained, all other authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained by it or its affiliates, in order for it to consummate such transactions, at the cost of the Party required to file or submit the same. Notwithstanding anything to the contrary herein, nothing herein shall require, or be construed to require, any Party to agree to hold separate or to divest any of the businesses, product lines or assets.
6.2.	Each Party shall promptly inform the other Party of any material communication from any governmental authority regarding any of the transactions contemplated by this Agreement and shall promptly furnish the other Party with copies of substantive notices or other communications received from any third party or any governmental authority with respect to such transactions, other than as may be prohibited by applicable law or the rules and regulations of any trading market or securities exchange. If any Party or any affiliate thereof receives a request for additional information or documentary material from any such governmental authority with respect to the transactions contemplated by this Agreement, then such Party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request. Each Party shall, to the extent practicable, provide the other Party and its counsel with advance notice of and the opportunity to participate in any substantive discussion, telephone call or meeting with any governmental authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting, to the extent not prohibited by the governmental authority.
6.3.	Each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.
7.	Miscellaneous.
7.1.	Further Assurances. From time to time, whether at or following the Closing, each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.
7.2.	Expenses. Other than as specifically set forth herein, each of the Parties shall pay its own costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated.
7.3.	Fees. Each Party agrees to pay the costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing Party in litigation, arbitration, administrative proceeding or any other proceeding related to the enforcement or interpretation of any of the terms of this Agreement.
7.4.	Consequential Damages. EACH PARTY HERETO WAIVES ANY AND ALL CLAIMS AGAINST THE OTHER FOR ANY LOSS, COST, DAMAGE, EXPENSE, INJURY OR OTHER LIABILITY WHICH IS IN THE NATURE OF INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH ARE SUFFERED OR INCURRED AS THE RESULT OF, ARISE OUT OF, OR ARE IN ANY WAY CONNECTED TO THE PERFORMANCE OF THE OBLIGATIONS UNDER THIS AGREEMENT.
7.5.	Representations and Warranties. All representations, warranties, and agreements made by the Parties pursuant to this Agreement shall survive the consummation of the transactions contemplated herein until the expiration of the applicable statute of limitations.
7.6.	Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the Parties as indicated herein. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth. Notices to Agritek shall be sent to the principal executive offices of Agritek and notices to Ms. Friedman shall be sent to the address of Ms. Friedman as in the books and records of Agritek.
7.7.	Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
7.8.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7.
7.9.	Indemnification. Each Party (the “Indemnifying Party”) shall indemnify each other Party and its affiliates and their respective directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents (individually, an “Indemnified Party”), and hold them harmless from, against and in respect of any and all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, but subject to the provisions of Section 7.4, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers, in each case incurred by any Indemnified Party resulting from any misrepresentation, breach of any representation or warranty of the Indemnifying Party in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by the Indemnifying Party made in this Agreement.
7.10.	Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No Party may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party, which any such Party may withhold in its absolute discretion.
7.11.	No Third Party Beneficiaries. Other than as specifically set forth herein, nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a Party or a permitted assignee of a Party.
7.12.	Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.
7.13.	Entire Agreement. This Agreement represents the entire understanding and agreement between the Parties regarding the subject matter hereof and supersede all prior agreements, representations, warranties, and negotiations between the Parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it, and must be signed by all of the Parties. This Agreement may not be amended by email or other electronic communications.
7.14.	Interpretation; Etc. The Parties have jointly participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if one or more of the provisions of this Agreement is subsequently declared invalid or unenforceable, the invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement. In the event of the declaration of invalidity or unenforceability, this Agreement, as modified, shall be applied and construed to reflect substantially the intent of the Parties and achieve the same economic effect as originally intended by its terms. In the event that the scope of any provision to this Agreement is deemed unenforceable by a court of competent jurisdiction, or by an arbitrator, the Parties agree to the reduction of the scope of the provision as the court or arbitrator shall deem reasonably necessary to make the provision enforceable under the circumstances. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.
7.15.	Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.
7.16.	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Closing Date.

Exhibit A

IRREVOCABLE STOCK POWER

[Agritek Holdings, Inc.]

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Isa Friedman (“Seller”) hereby assigns, transfers, and conveys to Agritek Corp., a Delaware corporation (the “Company”), all of Seller’s right, title, and interest in and to 10,000,000 shares of common stock, par value $0.0001 per share, of the Company, and hereby irrevocably appoints the Chief Executive Officer and President of the Company, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: April 23, 2021

Isa Friedman

Exhibit B

IRREVOCABLE STOCK POWER

[Full Spectrum Biosciences, Inc.]

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Agritek Holdings, Inc. (“Seller”) hereby assigns, transfers, and conveys to Isa Friedman all of Seller’s right, title, and interest in and to 1,500 common shares of Full Spectrum Biosciences, Inc., a Colorado corporation (the “Company”) which are not certificated, and hereby irrevocably appoints the Chief Executive Officer and President of the Company, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: April 23, 2021,

Agritek Holdings, Inc.